Exhibit 10.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 29th day of January 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and EVERSPIN TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).

RECITALS

A.   Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 4, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.   Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.   Borrower has requested that Bank amend the Loan Agreement to modify the financial covenants and make certain revisions to the Loan Agreement as more fully set forth herein.

D.   Bank has agreed to modify the financial covenants and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1        Financial Covenants.  Section 6.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

6.7        Financial Covenants.  Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)         Liquidity Ratio.  As of the last day of each month, a Liquidity Ratio of not less than 1.50:1.00.

(b)         Performance to Plan.  As of the last day of each month, Borrower’s TFS Revenue for such month calculated on a cumulative fiscal year to date basis, shall be equal to or greater than the amount set forth for such month on Schedule 1 of the Compliance Certificate.

Commencing with the month ending January 31, 2020, the Performance to Plan financial covenant set forth in this Section shall be calculated based on the annual financial projections approved by Borrower’s Board of Directors and delivered and accepted by Bank for the 2020 fiscal year (the “2020 Performance to Plan Financial Covenant”).  Borrower and Bank shall negotiate in good faith to reach an agreement on such 2020 Performance to Plan Financial Covenant and, upon reaching such agreement, will promptly execute and deliver to Bank an amendment to this Agreement which provides the terms for the 2020 Performance to Plan Financial Covenant no later than February 28, 2020.

2.2        Definitions.

(a)         The following term and its definition set forth in Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Number” means twenty-four (24).

(b)         The defined term “Extension Milestone” set forth in Section 13.1 of the Loan Agreement and all references thereto in the Loan Agreement are hereby deleted in their entirety.

2.3        Compliance Certificate.  From and after the date hereof, Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit B attached hereto.

3.          Limitation of Amendments.

3.1        The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3        The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.          Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.          Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.          Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fully earned, non-refundable, amendment fee in an amount equal to Twenty Thousand Dollars ($20,000), and (c)Borrower’s payment of Bank’s legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EVERSPIN TECHNOLOGIES, INC.

By:	/s/ Jeff Winzeler
Name: Jeff Winzeler
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Ian Kay
Name: Ian Kay
Title: Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: EVERSPIN TECHNOLOGIES, INC.

The undersigned authorized officer of EVERSPIN TECHNOLOGIES, INC., a Delaware corporation, (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
Board Projections	Earlier of (i) 15 days after board approval or (ii) February 28th of each calendar year	Yes No

10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Board Projections	FYE within 30 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Liquidity Ratio	1.50:1.00	____ to 1.00	Yes No
TFS Revenue	See Schedule 1	$_____	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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EVERSPIN TECHNOLOGIES, INC.	BANK USE ONLY

Received by: ___________________________

By: __________________________________	AUTHORIZED SIGNER

Name: __________________________________	Date: ________________________________

Title: __________________________________
Verified: _______________________________

AUTHORIZED SIGNER

Date: _________________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I.           Liquidity Ratio (Section 6.7(a))

Required:           As of the last day of each month, a Liquidity Ratio of not less than 1.50:1.00.

Actual:

A.	Unrestricted cash and Cash Equivalents maintained at Bank	$________
B.	Net accounts receivable	$________
C.	Liquidity (line A, plus line B)	$________
D.	Outstanding Obligations	$________
E.	Liquidity Ratio (line C, divided by line D)	______

Is line E equal to or greater than 1.50:1.00?

No, not in compliance	Yes, in compliance

II.          Performance to Plan (Section 6.7(b))

Required TFS Revenue of Borrower for such month (calculated on a cumulative fiscal year to date basis):

Month Ending	Minimum TFS Revenue
December 31, 2018	$40,498,000
January 31, 2019	$1,487,000
February 28, 2019	$4,956,000
March 31, 2019	$9,913,000
April 30, 2019	$11,520,000
May 31, 2019	$15,268,000
June 30, 2019	$20,624,000
July 31, 2019	$22,539,000
August 31, 2019	$27,007,000
September 30, 2019	$33,390,000
October 31, 2019	$35,784,000
November 30, 2019	$41,368,000
December 31, 2019	$49,346,000

Actual:

A.	Actual TFS Revenue of Borrower for such month (calculated on a cumulative year to date basis):	$___________

Is line A equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance